Exhibit 10.94
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
WITH __________
     THIS SECOND AMENDMENT (this “Amendment”) to the Original Employment Agreement (as defined below) is made and entered into effective March 31, 2010 (the “Effective Date”) by and between Cadence Design Systems, Inc. (the “Company”) and _________ (“ Executive”). Capitalized terms used herein and not defined have the definitions given to them in the Original Employment Agreement.
WITNESSETH
     WHEREAS, Employer and Executive are parties to that certain Employment Agreement effective _________ (the “Original Employment Agreement”) pursuant to which Executive is employed by the Company;
     WHEREAS, the Original Employment Agreement was amended by the First Amendment to Employment Agreement dated _________ (the “First Amendment” and, together with this Amendment and the Original Employment Agreement, the “Employment Agreement”);
     WHEREAS, pursuant to the First Amendment, Employer and Executive agreed to reduce the Base Salary for the Reduction Period, as defined in the First Amendment; and
     WHEREAS, the Company and Executive desire to amend the terms of the Original Employment Agreement and the First Amendment as set forth herein as of the Effective Date to extend the Reduction Period in which the Base Salary of Executive is temporarily reduced.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto hereby agree as follows:
     1. Solely for the period from April 1, 2010 through and including June 30, 2010 (the “Additional Reduction Period”):
     a. The Base Salary as defined in and payable under Section 2.1 of the Original Employment Agreement shall be _________  Dollars ($_________).
     b. The words and figures “ten percent (10%)” in Section 4.3(c) of the Original Employment Agreement, as it relates to the Base Salary set forth in the Original Employment Agreement, shall be deemed to be “five percent (5%)”.
     2. The parties hereby acknowledge and agree that the reduction of Executive’s Base Salary to the amount in effect during the Additional Reduction Period (and any resulting reduction in any amounts actually payable under the Bonus Plan) does not constitute a Constructive Termination under the Employment Agreement.
     3. Each of the parties hereto hereby confirms that the Original Employment Agreement, except as expressly amended by the First Amendment and this Amendment, remains in full force and effect.
     4. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     5. This Amendment shall be governed by the laws of the State of California, without regard to its conflicts of laws principles.
     IN WITNESS WHEREOF, the parties have executed this SECOND AMENDMENT on this ___th day of _______, 2010, to be effective as set forth above.

CADENCE DESIGN SYSTEMS, INC.		EXECUTIVE
By:
Name:
Title:

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